Exhibit 99.B9(h)



                                   SCHEDULE A


This Agreement relates to the following Portfolios of the Fund:


                        PBHG Growth II Portfolio
                        PBHG Large Cap Growth Portfolio
                        PBHG Small Cap Value Portfolio
                        PBHG Large Cap Value Portfolio
                        PBHG Technology & Communications Portfolio
                        PBHG Select 20 Portfolio
                        PBHG Mid-Cap Value Portfolio